Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Kitov Pharma Ltd.

We consent to the incorporation by reference in registration statements No. 333-207117, No. 333-211477, No. 333-226195, No. 333-230584, No. 333-233795 and No. 333-333-235327 on Form F-3 and registration statements No. 333-211478 and 333-218538 on Form S-8 of Kitov Pharma Ltd. of our report dated March 19, 2020, with respect to the consolidated statements of financial position of Kitov Pharma Ltd. and its subsidiary as of December 31, 2019 and 2018, the related consolidated statements of operations and other comprehensive loss, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes, which report appears in the December 31, 2019 annual report on Form 20-F of Kitov Pharma Ltd.

Our report refers to a change in the method of accounting for leases.

/s/ Somekh Chaikin

Somekh Chaikin

Certified Public Accountants (Israel)

A member firm of KPMG International

Tel Aviv, Israel

March 19, 2020